As filed with the Securities and Exchange Commission on November 23, 2005

                                                     Registration No. 333-128214

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PRE-EFFECTIVE AMENDMENT NO. 2 TO THE FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                BCB BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       New Jersey                        6712                    26-0065262
(State or Other Jurisdiction (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or           Classification Code Number) Identification Number)
Organization)
                                104-110 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 823-0700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 Donald Mindiak
                                104-110 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 823-0700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:
                                Alan Schick, Esq.
                               Marc P. Levy, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015
                                 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
======================================== =================== ==================== ==================== =====================
                                                              Proposed maximum     Proposed maximum
        Title of each class of              Amount to be       offering price          aggregate            Amount of
      securities to be registered            registered           per share          offering price      registration fee
---------------------------------------- ------------------- -------------------- -------------------- ---------------------
Common Stock, no par value per share      1,150,000 shares         $15.65           $17,997,500 (1)       $2,118.31 (2)
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the bid and ask prices of the Registrant's Common Stock as reported on the Electronic Over the Counter Bulletin Board as of November 16, 2005.
(2)  Previously paid $2,141.86 on September 9, 2005.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

                                                                                                          Amount(1)
                                                                                                         ----------
         *        Registrant's Legal Fees and Expenses...............................                $      140,000
         *        Registrant's Accounting Fees and Expenses..........................                        50,000
         *        Printing, Postage and Mailing......................................                        75,000
         *        Filing Fees (NASD, Nasdaq and SEC).................................                       104,506
         *        Transfer Agent and registrar fees and expenses.....................                         1,000
         *        Other..............................................................                        10,000
                                                                                                     --------------
         *        Total .............................................................                $      380,506
                                                                                                     ==============

----------------
*    Estimated
(1) The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered, other than commissions and fees of the Underwriters.

Item 14.  Indemnification of Directors and Officers

     Articles VI and VII of the Certificate of Incorporation of BCB Bancorp, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

                                   ARTICLE VI
                             Limitation of Liability

     Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

                                   ARTICLE VII
                                 Indemnification

     The  Corporation  shall  indemnify its officers,  directors,  employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

Item 15.  Recent Sales of Unregistered Securities

          Not Applicable.

Item 16.  Exhibits and Financial Statement Schedules:

     The exhibits and financial statement schedules filed as part of this registration statement are as follows:

         (a)      List of Exhibits

1.1      Form of Underwriting Agreement*
3.1      Certificate of Incorporation of BCB Bancorp, Inc., as amended *
3.2      Bylaws of BCB Bancorp, Inc. (1)
4        Form of Common Stock Certificate of BCB Bancorp, Inc. (2)
5        Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
10.1     BCB Bancorp, Inc. 2002 Stock Option Plan (3)
10.2     BCB Bancorp, Inc. 2003 Stock Option Plan (3)
10.3     2005 Director Deferred Compensation Plan*
10.4     Change in Control Agreement with Donald Mindiak (4)
10.5     Change in Control Agreement with James E. Collins (4)
10.6     Change in Control Agreement with Thomas M. Coughlin (4)
10.7     Change in Control Agreement with Olivia Klim (4)
10.8     Change in Control Agreement with Amer Saleem (4)
10.9     Executive Agreement with Donald Mindiak (4)
10.10    Executive Agreement with James E. Collins (4)
10.11    Executive Agreement with Thomas M. Coughlin (4)
10.12    Executive Agreement with Olivia Klim (4)
10.13    Executive Agreement with Amer Saleem (4)
21       Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinion included as Exhibits 5)*
23.2     Consent of Beard Miller Company LLP*
24       Power of Attorney (set forth on signature page)
99.1     Letter to shareholders
-------------------------------
*    Previously filed.
(1) Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on December 13, 2004.
(2) Incorporated by reference to the Form 8-K-12g3 filed with the Securities and Exchange Commission on May 1, 2003.
(3) Incorporated by reference to Exhibit 10.1 and 10.2 to the Company's Registration Statement on Form S-8 (Commission File Number 333-11201) filed with the Securities and Exchange Commission on January 26, 2004.
(4)  Incorporated by reference to Exhibit 10.4,  10.5,  10.6,  10.7, 10.8, 10.9,
     10.10, 10.11, 10.12 and 10.13 to the Form 8-K filed with the Securities and Exchange Commission on November 10, 2005.

         (b)      Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bayonne, State of New Jersey on November 23, 2005.

                                           BCB BANCORP, INC.


                                       By: /s/ Donald Mindiak
                                           ------------------------------------
                                           Donald Mindiak
                                           Chief Executive Officer and President
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of BCB Bancorp, Inc. (the "Company") hereby severally constitute and appoint Donald Mindiak as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald Mindiak may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald Mindiak shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                                  Title                                    Date
           ----------                                  -----                                    ----

\s\ Donald Mindiak                                                                        November 23, 2005
--------------------------------         President and Chief Executive
Donald Mindiak                           Officer and Director (Principal
                                         Executive Officer)
\s\ Thomas M. Coughlin                                                                    November 23, 2005
--------------------------------         Vice President, Chief Financial
Thomas M. Coughlin                       Officer and Director (Principal
                                         Financial and Accounting Officer)
\s\ Mark D. Hogan                        Chairman of the Board                            November 23, 2005
--------------------------------
Mark D. Hogan

\s\ Robert Ballance                      Director                                         November 23, 2005
--------------------------------
Robert Balance

\s\ Judith Q. Bielan                     Director                                         November 23, 2005
--------------------------------
Judith Q. Bielan




\s\ Joseph J. Brogan                     Director                                         November 23, 2005
-------------------------------
Joseph J. Brogan

\s\ James E. Collins                     Director                                         November 23, 2005
-------------------------------
James E. Collins

\s\ Joseph Lyga                          Director                                         November 23, 2005
-------------------------------
Joseph Lyga

\s\ Alexander Pasiechnik                 Director                                         November 23, 2005
-------------------------------
Alexander Pasiechnik

\s\ August Pellegrini, Jr.               Director                                         November 23, 2005
-------------------------------
August Pellegrini, Jr.


    As filed with the Securities and Exchange Commission on November 23, 2005

                                                     Registration No. 333-128214



                     ---------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------





                                    EXHIBITS
                     TO PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1








                                BCB Bancorp, Inc.
                               Bayonne, New Jersey

                                  EXHIBIT INDEX

1.1      Form of Underwriting Agreement *
3.1      Certificate of Incorporation of BCB Bancorp, Inc., as amended *
3.2      Bylaws of BCB Bancorp, Inc. (1)
4        Form of Common Stock Certificate of BCB Bancorp, Inc. (2)
5        Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
10.1     BCB Bancorp, Inc. 2002 Stock Option Plan (3)
10.2     BCB Bancorp, Inc. 2003 Stock Option Plan (3)
10.3     2005 Director Deferred Compensation Plan*
10.4     Change in Control Agreement with Donald Mindiak (4)
10.5     Change in Control Agreement with James E. Collins (4)
10.6     Change in Control Agreement with Thomas M. Coughlin (4)
10.7     Change in Control Agreement with Olivia Klim (4)
10.8     Change in Control Agreement with Amer Saleem (4)
10.9     Executive Agreement with Donald Mindiak (4)
10.10    Executive Agreement with James E. Collins (4)
10.11    Executive Agreement with Thomas M. Coughlin (4)
10.12    Executive Agreement with Olivia Klim (4)
10.13    Executive Agreement with Amer Saleem (4)
21       Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinion included as Exhibits 5)*
23.2     Consent of Beard Miller Company LLP*
24       Power of Attorney (set forth on signature page)
99.1     Letter to shareholders
-------------------------------

*    Previously filed.

(1) Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on December 13, 2004.

(2) Incorporated by reference to the Form 8-K-12g3 filed with the Securities and Exchange Commission on May 1, 2003.

(3) Incorporated by reference to Exhibit 10.1 and 10.2 to the Company's Registration Statement on Form S-8 (Commission File Number 333-11201) filed with the Securities and Exchange Commission on January 26, 2004.

(4)  Incorporated by reference to Exhibit 10.4, 10.5,  10.6.,  10.7, 10.8, 10.9,
     10.10., 10.11, 10.12 and 10.13 to the Form 8-K filed with the Securities and Exchange Commission on November 10, 2005.

                                  EXHIBIT 99.1